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                                                                    EXHIBIT 32.1

           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                   RULE 13A-14(B) AND 18 U.S.C. SECTION 1350

     In connection with the Quarterly Report on Form 10-Q of Crowley Maritime Corporation (the "Company") for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas B. Crowley, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, and Richard L. Swinton, Vice President, Tax & Audit of the Company, each certifies for the purpose of complying with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
Section 1350 of Chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2004
                                              /s/ THOMAS B. CROWLEY, JR.
                                          --------------------------------------
                                          Thomas B. Crowley, Jr.
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Date: November 12, 2004
                                                /s/ RICHARD L. SWINTON
                                          --------------------------------------
                                          Richard L. Swinton
                                          Vice President, Tax & Audit